EXHIBIT 99.1

Allscripts Healthcare Solutions Contacts:

Bill Davis                                                                                                                                                Dan Michelson
Chief Financial Officer                                                                                                                             Vice President of Marketing
847-680-3515, Ext. 282                                                                                                                         847-680-3515, Ext. 4330
bill.davis@allscripts.com                                                                                                                         dan.michelson@allscripts.com

FOR IMMEDIATE RELEASE

Allscripts Reports Fourth Quarter 2002 Results

Software and Information Services Revenue Increases 42%

CHICAGO, IL - February 6, 2003 -- Allscripts Healthcare Solutions, Inc. (NASDAQ: MDRX), a leading provider of clinical software and information solutions for physicians, announced its results for the three and twelve months ended December 31, 2002.

Total revenue for the three months ended December 31, 2002, was $19.9 million, increasing by 7% over the three months ended December 31, 2001. For the three months ended December 31, 2002, revenue from software and information services was $8.4 million, increasing by 42% over the comparable period last year.

Net loss for the three months ended December 31, 2002, was $2.0 million, or $0.05 per share, compared with a net loss of $8.5 million, or $0.22 per share for the same period last year.

As of December 31, 2002, the Company had cash and marketable securities of $65.3 million and no debt.

"Our fourth quarter demonstrated strong sales traction in our TouchWorks™ and Physicians Interactive™ (PI) businesses. TouchWorks sales exceeded $7.3 million, up from $4.6 million in the third quarter, with the average TouchWorks contract size increasing from $220,000 to $370,000. PI e-Detailing™ sales exceeded $4.4 million, up from $2.6 million in the third quarter," commented Glen Tullman, Chief Executive Officer of Allscripts Healthcare Solutions. "Total backlog increased by $5.0 million to $35.0 million, which improves our visibility for 2003."

For the twelve months ended December 31, 2002, total revenue was $78.8 million, up 11% from 2001. Software and information services revenue for the twelve months ended December 31, 2002, increased by 39% from $21.2 million in 2001 to $29.5 million in 2002. Net loss for the twelve months ended December 31, 2002, was $15.2 million, or $0.40 per share, compared with a net loss of $418.9 million, or $11.07 per share, in 2001.

Allscripts Healthcare Solutions will conduct a conference call on Thursday, February 6, 2003, at 4:30 PM Eastern time. The conference call can be accessed by dialing 1-800-374-0526, or via the Internet at www.allscripts.com. A recording of the conference call will be available for review through February 20, 2003, at www.allscripts.com or by calling 1-800-642-1687, ID #7653860.

About Allscripts Healthcare Solutions
Allscripts Healthcare Solutions is a leading provider of clinical software and information solutions for physicians. The Company's TouchWorks software is a modular electronic medical record that enhances physician productivity using a wireless handheld device, Tablet PC, or desktop workstation to automate the most common physician activities including prescribing, capturing charges, dictating, ordering labs and viewing results, providing patient education, and documenting clinical encounters. Additionally, AHS provides patient compliance and healthcare product education services for physicians through its Physicians Interactive business and also provides medication fulfillment services. AHS provides software and services to over 20,000 physicians across the U.S.

Strategic partners include IDX Systems (NASDAQ: IDXC); IMS Health (NYSE: RX); Microsoft (NASDAQ: MSFT); HP (NYSE: HPQ); Express Scripts (NASDAQ: ESRX); and Medco Health.

TouchWorks, Physicians Interactive, and PI e-Detailing are trademarks of Allscripts Healthcare Solutions. Visit AHS on the Web at www.allscripts.com.

This announcement may contain forward-looking statements about Allscripts Healthcare Solutions that involve risks and uncertainties. These statements are developed by combining currently available information with Allscripts' beliefs and assumptions. Forward-looking statements do not guarantee future performance. Because Allscripts cannot predict all of the risks and uncertainties that may affect it, or control the ones it does predict, Allscripts' actual results may be materially different from the results expressed in its forward-looking statements. For a more complete discussion of the risks, uncertainties and assumptions that may affect Allscripts see the Company's 2001 Annual Report on Form 10-K, available through the Web site maintained by the Securities and Exchange Commission at www.sec.gov.

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Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands)
(Unaudited)

	December 31,	December 31,
	2002	2001

Assets

Current assets:
Cash and cash equivalents	$17,247	$34,124
Marketable securities	19,117	6,352
Accounts receivable, net	18,659	14,512
Other receivables	747	671
Inventories	3,988	6,225
Other current assets	3,337	2,962
Total current assets	63,095	64,846

Long-term marketable securities	28,922	37,814
Fixed assets, net	4,384	8,449
Intangible assets, net	4,793	5,516
Other assets	3,159	819
Total assets	$104,353	$ 117,444

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$4,488	$5,160
Accrued expenses	3,583	3,579
Accrued compensation	2,611	2,873
Accrued restructuring and other charges	1,140	2,991
Deferred revenue	6,547	3,882
Total current liabilities	18,369	18,485

Other liabilities	163	325
Total liabilities	18,532	18,810

Stockholders' equity	85,821	98,634
Total liabilities and stockholders' equity	$104,353	$117,444

Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per-share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2002	2001	2002	2001
Revenue:
Prepackaged medications	$11,540	$12,777	$49,298	$49,672
Software and related services	5,645	4,455	19,921	17,093
Information services	2,744	1,459	9,583	4,152
Total revenue	19,929	18,691	78,802	70,917

Cost of revenue (a)	14,086	15,236	58,931	64,083
Restructuring and other charges	-	-	-	2,201
Gross profit	5,843	3,455	19,871	4,633

Operating expenses:
Selling, general and administrative expenses	8,096	12,952	36,412	57,908
Amortization of intangible assets	133	201	540	55,095
Restructuring and other charges	-	-	600	6,435
Asset impairment charge	-	-	-	354,984
Write-off of acquired in-process research and development	-	-	-	3,000
Loss from operations	(2,386)	(9,698)	(17,681)	(472,789)

Interest income,net	299	824	2,251	4,772
Other income, net	39	144	197	542
Loss before income taxes	(2,048)	(8,730)	(15,233)	(467,475)

Income tax benefit	-	184	-	48,544
Net loss	($2,048)	($8,546)	($15,233)	($418,931)

Net loss per share - basic and diluted	($0.05)	($0.22)	($0.40)	($11.07)

Weighted-average shares of common stock outstanding
used in computing net loss per share - basic and diluted	38,426	38,013	38,337	37,835

                                          (a) For the three months ended December 31, 2002 and 2001, cost of revenue includes the amortization of acquired software in connection with acquisitions of $0 and $60, respectively. For the twelve months ended December 31, 2002 and 2001, cost of revenue includes the amortization of acquired software in connection with acquisitions of $87 and $5,700, respectively.

                                          (b) The following is a reconciliation of net loss and basic and diluted loss per share reflecting the implementation of Statement of
                                           Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets":

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2002	2001	2002	2001
Reported net loss	($2,048)	($8,546)	($15,233)	($418,931)
Goodwill amortization	-	63	-	43,626
Adjusted net loss	($2,048)	($8,483)	($15,233)	($375,305)

Per-share data - basic and diluted
Reported net loss	($0.05)	($0.22)	($0.40)	($11.07)
Goodwill amortization	-	-	-	1.15
Adjusted net loss	($0.05)	($0.22)	($0.40)	($9.92)